Exhibit 10.5

REVOLVING LOAN AGREEMENT

This Revolving Loan Agreement (this “Agreement”) is dated as of April 7, 2025 between Mixed Martial Arts Group Limited, a New South Wales, Australian corporation (the “Borrower”), and the purchaser identified on the signature page hereto (including its successors and assigns, the “Lender”).

WHEREAS, Borrower wishes to obtain Loans from time to time from Lender in an aggregate principal amount at any one time outstanding not to exceed the Maximum Outstanding Amount, and Lender wishes to provide such Loans, all on the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Agreement.

“$” means United States Dollars.

“Action” shall have the meaning ascribed to such term in Section 3.01(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Bankruptcy Event” means any of the following events: (a) the Borrower or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Borrower or any Significant Subsidiary thereof, (b) there is commenced against the Borrower or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Borrower or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Borrower or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Borrower or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Borrower or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Borrower or any Significant Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, (h) the Borrower or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Board of Directors” means the board of directors of the Borrower.

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“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

“Change of Control Transaction” means the occurrence after the date hereof of any of: (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Borrower, by contract or otherwise) of in excess of 50% of the voting securities of the Borrower, (b) the Borrower merges into or consolidates with any other Person, or any Person merges into or consolidates with the Borrower and, after giving effect to such transaction, the stockholders of the Borrower immediately prior to such transaction own less than 50% of the aggregate voting power of the Borrower or the successor entity of such transaction, (c) the Borrower sells or transfers all or substantially all of its assets to another Person and the stockholders of the Borrower immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Borrower of an agreement to which the Borrower is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Closing” means the satisfaction of the conditions set forth in Section 2.04.

“Closing Date” means the date on which the conditions set forth in Section 2.04 shall have been satisfied.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Borrower, par value $0.00001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalent” means any convertible security or warrant, option or other right to subscribe for or purchase any additional shares of Common Stock or any other Common Stock Equivalent.

“Default Amount” means, at any time, the sum of: (A) the product of (i) the sum of: (1) the outstanding principal balance of all outstanding Loans at such time, plus (2) all accrued and unpaid interest hereunder at such time and (ii) 120%, plus (2) all other amounts, costs, expenses and/or liquidated damages due under or in respect of the Loan Documents.

“Event of Default” shall have the meaning ascribed to such term in Section 4.02.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Final Loan Date” shall have the meaning ascribed to such term in Section 2.05.

“FINRA” means the Financial Industry Regulatory Authority.

“Flow of Funds” means a funds flow request memorandum substantially in the form set forth as Appendix B hereto.

“Fundamental Transaction” shall mean and include any of the following: (i) the merger or consolidation of the Borrower with or into another Person; (ii) any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of the Borrower’s assets in one or a series of related transactions(including any asset or group of assets, regardless whether then so classified by the Borrower, which would constitute a Significant Subsidiary, as such term is defined in Rule 1-02(w) of Regulation S-X), (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Borrower or another Person) is completed pursuant to which Lenders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the Lenders of 50% or more of the outstanding Common Stock, (iv) the Borrower, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Borrower, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination).

“Indebtedness” means any liabilities (excluding trade debt and accounts payables) of the Borrower or any of its Subsidiaries for borrowed money or amounts owed and all guaranties made by the Borrower or any of its Subsidiaries of borrowed money or amounts owed by other Persons.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.01(o).

“Lender Board Nominees” shall mean Richard Paolone, Richard Corbett and Angel Liriano, or any of their respective replacements or successors as may be designated by the Lender.

“Liens” shall mean a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction or adverse claim of a third party.

“Loans” shall have the meaning ascribed to such term in Section 2.01.

“Loan Date” shall have the meaning ascribed to such term in Section 2.02.

“Loan Documents” means this Agreement, the Note, each Loan Request, and all appendices, exhibits and schedules hereto and thereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Loan Request” shall have the meaning ascribed to such term in Section 2.02.

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“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.01(b).

“Maturity Date” shall mean the first anniversary of the Closing Date.

“Maximum Outstanding Amount” means two million dollars ($2,000,000.00).

“Note” means the promissory note issued by the Borrower to the Lender hereunder, in the form of Appendix A attached hereto.

“Payment Amount” means, at any time, the sum of: (1) the outstanding principal balance of all outstanding Loans at such time, plus (2) all accrued and unpaid interest hereunder at such time, plus (3) all other amounts, costs, expenses and/or liquidated damages due under or in respect of the Loan Documents.

“Person” means an individual or corporation, partnership, trust, incorporated or un-incorporated association, joint-venture, limited liability company, joint-stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Equity Offering” means an underwritten or “best efforts” public offering by the Borrower of Common Stock and/or Common Stock Equivalents registered under the Securities Act.

“Qualified Public Equity Offering” means a Public Equity Offering for proceeds of not less than $5,000,000.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.01(e).

“SEC Reports” has the meaning ascribed to such term in Section 3.01(g).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any subsidiary of the Borrower and shall, where applicable, include any direct or indirect subsidiary of the Borrower formed or acquired after the date hereof.

ARTICLE II

REVOLVING LOANS

Section 2.01 Loans. Subject to the terms and conditions contained in this Agreement, Lender shall, from time to time prior to the Maturity Date, at Borrower’s request, make Loans to Borrower (“Loans”); provided that, after giving effect to each such Loan, the outstanding balance of all Loans will not exceed the Maximum Outstanding Amount. All Loans shall be made in and repayable in U.S. Dollars.

Section 2.02 Notice of Borrowing; Manner. Borrower shall request each Loan by submitting such request via email to Lender (each, a “Loan Request”). Subject to the terms and conditions of this Agreement, including Section 2.04, Lender shall deliver the amount of the Loan requested in the Loan Request for credit to the account of Borrower at a bank in the United States of America as Borrower may from time to time specify by wire transfer of immediately available funds: (i) on the immediately following Business Day if the Notice of Borrowing is received by Lender on or before 12:00 noon, Pacific Time on a Business Day, or (ii) on the second succeeding Business Day if the Notice of Borrowing is received by Lender after 12:00 noon, Pacific Time, on a Business Day, or is received by Lender on any day that is not a Business Day. Lender shall charge Borrower Lender’s costs related for the wire transfer of each Loan. The date on which any such Loan is actually funded by Lender is referred to herein as the “Loan Date” of such Loan. Borrower hereby authorizes Lender to deduct from the proceeds of the initial Loan hereunder to be paid to Borrower hereunder by the amount due to Lender’s counsel under Section 6.01 and to pay such amount directly to such counsel for Borrower’s account thereunder.

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Section 2.03 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Borrower shall deliver the items set forth in Section 2.04 (a) and (c) deliverable at the Closing. Upon satisfaction of the applicable conditions set forth in Section 2.04, Lender shall, on the Closing Date, deliver the proceeds of the initial Loan Amount, via wire transfer, in immediately available funds, pursuant to the Flow of Funds. The Closing shall occur at the offices of the Lender’s counsel, or such other location as the parties shall mutually agree or may be closed remotely by electronic delivery of documents.

Section 2.04 Conditions. Lender’s obligation to make any Loan is subject to the following conditions precedent, all of which must be satisfied in a manner acceptable to Lender (and as applicable, pursuant to documentation which in each case is in form and substance acceptable to Lender) as of each day that such Loan is issued:

(a) Lender Conditions. On or prior to the Closing Date, Borrower shall deliver or cause to be delivered to Lender:

(i)	this Agreement, duly executed by Borrower;

(ii)	a Note in the form of Appendix A hereto, duly executed by an authorized officer on behalf of the Borrower;

(iii)	a completed Flow of Funds in the form of Appendix B hereto, duly executed by an authorized officer on behalf of the Borrower;

(iv)	a Loan Request for the initial Loan, duly executed by an authorized officer on behalf of the Borrower;

(v)	an officer’s certificate of the Borrower certifying the Borrower’s: (A) certified charter (or similar formation document); (C) good standing certificate in its state of incorporation; (D) constitution (or similar governing document); and (D) resolutions of its Board of Directors (or similar governing body) approving and authorizing the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, including the matters set forth in the following clause (vi); and

(vi)	not less than two current members of the Board of Directors shall have resigned (the “Former Directors”); and three Lender Board Nominees shall have been elected or appointed by the remaining members of the Board of Directors (the “Remaining Directors”), which Lender Board Nominees shall serve as a majority of the members of the Board of Directors effective no later than the Closing Date.

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(b) Borrower Closing Date Conditions. On or prior to the Closing Date, Borrower shall have received:

(i)	this Agreement, duly executed by Lender; and

(ii)	a completed Flow of Funds, duly executed by Lender.

(c) All Loans (including Closing Date): The obligation of Lender to make any Loans hereunder on any date, whether on or after the Closing Date, shall be subject to the following conditions:

(i)	the delivery by the Borrower of the items set forth in Section 2.04(a) on or before the Closing Date;

(ii)	the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Loan Date of the representations and warranties of Borrower contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(iii)	all obligations, covenants and agreements of Borrower under the Loan Documents required to be performed by Borrower at or prior to such date shall have been performed;

(iv)	there shall have been no Material Adverse Effect or Event of Default (including, without limitation, under Section 4.02(b) since the date of this Agreement; and

(v)	on or prior to the proposed Loan Date of such Loan, Borrower shall deliver or cause to be delivered to Lender a Loan Request requesting such Loan with a Loan Date on or prior to the Final Loan Date in an aggregate amount which, when added to the aggregate amount of all other Loans at such date, does not exceed the Maximum Outstanding Amount.

Each Loan Request delivered to Lender under this Agreement shall constitute Borrower’s representation, warranty and certification to Lender that the conditions set forth in this Section 2.04 with respect to such Loan and Loan Date have been fully satisfied (except to the extent otherwise specifically set forth therein.

Section 2.05 Interest. Each Loan shall bear interest accruing at an annual rate of fourteen percent (14%), calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Loan Date until paid in full.

Section 2.06 Maturity Date; Revolving Loans; Final Loan Date. On the Maturity Date, the entire Payment Amount (or, if an Event of Default shall have previously occurred, the Default Amount) shall become due and payable. All outstanding Loans: (i) shall be payable in full on the Maturity Date or may be paid or pre-paid, in whole or in any part, to the Lender prior to the Maturity Date, and (ii) may thereafter be borrowed or reborrowed (subject to Section 2.04). All payments of principal of any Loan or Loans hereunder shall be accompanied by the payment in full of all accrued and unpaid interest thereon. Notwithstanding anything to the contrary set forth in this Agreement, no Loans may be requested or made hereunder on any date that is after the tenth (10th) Business Day preceding the Maturity Date (the “Final Loan Date”).

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Section 2.07 Maximum Outstanding Amount. If at any time for any reason whatsoever the sum of the balance of all outstanding Loans exceeds the Maximum Outstanding Amount, then in each case, Borrower will immediately pay to Lender such amounts as shall be necessary to eliminate such excess.

Section 2.08 Payments. The payment and performance of all Loans and other obligations of Borrower under the Loan Documents shall constitute the absolute and unconditional obligations of Borrower and shall be independent of any defense or rights of set-off, recoupment or counterclaim which Borrower or any other Person might otherwise have against Lender or any other Person. All Loans and payments required by the Loan Documents shall be made in United States Dollars and paid free of any deductions or withholdings for any taxes or other amounts and without abatement, diminution or set-off. If Borrower is required by applicable law to make such a deduction or withholding from a payment under this Agreement or under any other Loan Document, Borrower shall pay to Lender such additional amount as is necessary to ensure that, after the making of such deduction or withholding, Lender receives (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made. Borrower shall (i) pay the full amount of any deduction or withholding, which it is required to make by law, to the relevant authority within the payment period set by applicable law, and (ii) promptly after any such payment, deliver to Lender an original (or certified copy) official receipt issued by the relevant authority in respect of the amount withheld or deducted or, if the relevant authority does not issue such official receipts, such other evidence of payment of the amount withheld or deducted as is reasonably acceptable to Lender.

Section 2.09 Accounting. Lender shall maintain a loan account for Borrower reflecting all outstanding Loans, along with interest accrued thereon and such other items reflected therein (the “Loan Account”) and shall provide Borrower upon request with a monthly accounting reflecting the activity in the Loan Account. Each such accounting shall be deemed correct, accurate and binding on Borrower (excepting manifest errors), unless Borrower notifies Lender in writing to the contrary within five (5) days after such account is rendered, describing the nature of any alleged error(s). However, Lender’s failure to maintain such accounting or to provide any such accounting shall not affect the legality or binding nature of any of the obligations of Borrower hereunder. Interest and other monetary obligations due and owing under this Agreement may, in Lender’s discretion, be charged to Borrower hereunder, and will thereafter be deemed to be Loans and will bear interest at the same rate as other Loans.

Section 2.10 Further Obligations; Maximum Lawful Rate. With respect to all monetary obligations for which the interest rate is not otherwise specified herein (whether such obligations arise hereunder or under any other Loan Document, or otherwise), such obligations shall bear interest at the rate(s) in effect from time to time with respect to the applicable Loan and shall be payable upon demand by Lender. In no event shall the interest charged with respect to any Loan or any other obligation exceed the maximum amount permitted under applicable law. Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable or other amounts hereunder or under any other Loan Document (the “Stated Rate”) would exceed the highest rate of interest or other amount permitted under any applicable law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest and other amounts payable hereunder shall be equal to the Maximum Lawful Rate; provided that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrower shall, to the extent permitted by applicable law, continue to pay interest and such other amounts at the Maximum Lawful Rate until such time as the total interest and other such amounts received is equal to the total interest and other such amounts which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable or such other amounts payable. Thereafter, the interest rate and such other amounts payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest or other such amounts received by Lender exceed the amount which it could lawfully have received had the interest and other such amounts been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, Lender has received interest or other such amounts hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loans or to other obligations (other than interest) payable hereunder, and if no such principal or other obligations are then outstanding, such excess or part thereof remaining shall be paid to Borrower. In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to Lender that, except as set forth in extant SEC Reports, the following representations are true and complete as of the date of this Agreement and each Loan Date that:

(a) Subsidiaries. The Borrower does not have any Subsidiaries not disclosed in the SEC Reports.

(b) Organization and Qualification. The Borrower is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the State of New South Wales, Australia, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Borrower is not in violation or default of any of the provisions of its constitution, each, as amended and in effect. A complete and correct copy of the Borrower’s constitution, each as amended and in effect on the date of this Agreement and as they will be in effect on the Closing Date, is attached to the officer’s certificate referenced in Section 2.02(a)(v). There are no other organizational or charter documents of the Borrower. The Borrower is duly qualified to conduct b usiness and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Loan Document; (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Borrower or any of its material assets or lines of business, individually; or (iii) a material adverse effect on the Borrower’s ability to perform in any material respect on a timely basis its obligations under any Loan Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions, (ii) conditions generally affecting the industry in which the Borrower or any Subsidiary operates, (iii) any changes in financial or securities markets in general, (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof, (v) any pandemic, epidemics or human health crises (including COVID19), (vi) any changes in applicable laws or accounting rules, (vii) the announcement, pendency or completion of the transactions contemplated by the Loan Documents, or (viii) any action required or permitted by the Loan Documents or any action taken (or omitted to be taken) with the written consent of or at the written request of the Lender.

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(c) Authorization; Enforcement. The Borrower has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Loan Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Loan Documents by the Borrower and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Borrower and no further action is required by the Borrower, the Board of Directors or the Borrower’s stockholders in connection therewith other than in connection with the Required Approvals. Each Loan Document to which it is a party has been (or upon delivery will have been) duly executed by the Borrower and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party and the consummation by the Borrower of the other transactions contemplated hereby does not and will not: (i) conflict with or violate any provision of the Borrower’s constitution or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Borrower, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Borrower debt or otherwise) or other understanding to which the Borrower is a party or by which any property or asset of the Borrower is bound or affected; or (iii) to the Borrower’s knowledge, subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Borrower is subject (including federal and State Securities Laws and regulations), or by which any property or asset of the Borrower is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Borrower is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Borrower of the Loan Documents, other than: (i) such consents, waivers, or authorizations as have been obtained before the Closing; and (ii) the filing of Form D with the Commission, as applicable, and such filings as may be required to be made under applicable State Securities Laws (collectively, the “Required Approvals”).

(f) Capitalization. The capitalization of the Borrower is as set forth in the SEC Reports. Except in instances where valid waivers have been obtained, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Loan Documents. Except as set forth in the SEC Reports, there are no Common Stock Equivalents of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Borrower or any Subsidiary is or may become bound to issue additional Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The Loans will not obligate the Borrower or any Subsidiary to issue Common Stock or other securities to any Person and will not result in a right of any holder of Borrower securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Borrower are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except for the Required Approvals and waivers that have heretofore been obtained, no further approval or authorization of any stockholder, the Board of Directors or others is required for the Loans. There are no stockholder agreements, voting agreements or other similar agreements with respect to the Borrower’s capital stock to which the Borrower is a party or, to the knowledge of the Borrower, between or among any of the Borrower’s stockholders.

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(g) SEC Reports; Financial Statements. The Borrower has filed all reports, schedules, forms, statements and other documents required to be filed by the Borrower under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Borrower was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Borrower included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (the “IASB”) and interpretations (collectively “IFRS”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by IFRS, and fairly present in all material respects the financial position of the Borrower and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

(h) Undisclosed Liabilities. Except as disclosed in the SEC Reports, the Borrower has no liability, indebtedness, obligation, expense, claim, deficiency or guaranty of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise, required to be reflected in financial statements in accordance with IFRS, which individually or in the aggregate: (A) has not been reflected in the latest balance sheet included in the financial statements referenced hereinabove; or (B) has not arisen: (i) in the ordinary course of business, consistent with past practices, since the date of the latest balance sheet included in such financial statements in an amount that does not exceed $25,000 in any one case or $50,000 in the aggregate, (ii) pursuant to or in connection with this Agreement or other Loan Document, or (c) are executory performance obligations to be performed after the date hereof in the ordinary course of business pursuant to agreement(s) entered into in the ordinary c ourse of business, consistent with past practices. Except as disclosed in the SEC Reports, the Borrower is not in default with respect to any Indebtedness.

(i) Material Changes. Except as disclosed in the SEC Reports, since the date of the latest financial statements included in the SEC Reports: (A) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect; (B) the Borrower has not incurred any liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (ii) liabilities not required to be reflected in the Borrower’s financial statements pursuant to IFRS; (C) the Borrower has not altered their method of accounting; (D) the Borrower has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock except; and (E) the Borrower has not issued any equity securities except in favor of officers, directors, employees (existing and new) or consultants pursuant to an existing Borrower equity incentive plans.

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(j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, or any of its properties, before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (A) adversely affects or challenges the legality, validity or enforceability of any of the Loan Documents; or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. None of the Borrower or, to the knowledge of Borrower, any director or officer thereof, is or has been the subject of any Action involving: (x) a claim of violation of or liability under the Securities Act, the Exchange Act, FINRA rules or any State Securities Laws; (y) breach of fiduciary duty; or (z) fraud (statutory or common law), embezzlement, misappropriation or conversion of property or rights, or any other crime involving deceit.

(k) Labor Relations. No labor dispute exists or, to the knowledge of the Borrower, is imminent with respect to any of the employees of the Borrower which could reasonably be expected to result in a Material Adverse Effect. None of the Borrower’s employees is a member of a union that relates to such employee’s relationship with the Borrower, and the Borrower is not a party to any collective bargaining agreement. The Borrower believes that its relationships with its employees are good. No executive officer, to the knowledge of the Borrower, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Borrower to any liability with respect to any of the foregoing matters. To the best of the Borrower’s knowledge, it is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, r easonably be expected to have a Material Adverse Effect.

(l) Compliance. Except as disclosed in the SEC Reports, the Borrower: (i) is neither in default under nor in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Borrower under), nor has the Borrower received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) is not in violation of any o rder of any court, arbitrator or governmental body; and (iii) is not and has not been in material violation of any statute, law, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment.

(m) Regulatory Permits. The Borrower possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect, and the Borrower has not received any notice of proceedings relating to the revocation or modification of any of the foregoing.

(n) Title to Assets. Except as disclosed in the SEC Reports, the Borrower and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title in all personal property owned by it that, in each case, is material to the business of the Borrower and its Subsidiaries, in each case free and clear of all Liens, except for Liens that do not materially and adversely (x) affect the value of such property or (y) interfere with the use made and proposed to be made of such property by the Borrower and its Subsidiaries. Any real property and facilities held under lease by the Borrower or a Subsidiary is held by it under valid, subsisting and enforceable leases, s with which the Borrower or such Subsidiary (as applicable) are in compliance.

(o) Patents and Trademarks. (i) The Borrower has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as necessary or material for use in connection with its business and which the failure to so have could reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”); (ii) the Borrower has not received a notice (written or otherwise) that any of the Intellectual Property Rights violates or infringes upon the intellectual property rights of any other Person; (iii) all Intellectual Property Rights are enforceable by the Borrower, and there is no existing infringement by any other Person of any of the Intellectual Property Rights, except where the failure to be so enforceable or for such infringements as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iv) the Borrower has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights, except where failure to do so could not, individually or in the aggregate, reasonably b e expected to have a Material Adverse Effect.

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(p) Transactions with Officers, Directors and Employees. Except as disclosed in the SEC Reports and outstanding loans from directors in an aggregate amount of less than $500,000, none of the officers or directors of the Borrower and, to the knowledge of the Borrower, none of the employees of the Borrower, is presently a party to any transaction with the Borrower (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any such officer, director or employee or, to the knowledge of the Borrower, any entity in which any such officer, director or employee has a substantial interest or is an officer, director, trustee, member or partner, in each case other than for: (x) payment of salary or fees for services rendered; (y) reimbursement for expenses incurred on behalf of the Borrower; and (z) other employee benefits, including stock option agreements under any stock option plan of the Borrower.

(q) Investment Company. The Borrower is not, and is not an Affiliate of, and immediately after receipt of any Loan will not be or be an Affiliate of, an ‘investment company’ within the meaning of the Investment Company Act of 1940, as amended. The Borrower shall conduct its business in a manner so that it will not be an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(r) Disclosure. Except with respect to: (i) the material terms and conditions of the transactions contemplated by the Loan Documents; and (ii) information given to the Lender, if any, which the Borrower hereby confirms will not constitute material non-public information, the Borrower confirms that neither it nor any other Person acting on its behalf has provided any of the Lender or their agents or counsel with any information that it believes constitutes or might constitute material, nonpublic information. The Borrower understands and confirms that the Lender will rely on the foregoing representation in effecting transactions in securities of the Borrower. All disclosure furnished by or on behalf of the Borrower to the Lender regarding the Borrower, its business and the transactions contemplated hereby, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(s) Solvency. Based on the consolidated financial condition of the Borrower as of the Closing Date after giving effect to the receipt by the Borrower of the proceeds from the sale of the Notes hereunder: (i) the fair saleable value of the Borrower’s assets exceeds the amount that will be required to be paid on or in respect of the Borrower’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Borrower’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Borrower, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Borrower, together with the proceeds the Borrower would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of i ts liabilities when such amounts are required to be paid. The Borrower will not, after the Closing Date, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Except as disclosed in the SEC Reports, the Borrower has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.

(t) Tax Status. Except as described in current SEC Reports and for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Borrower has filed all federal, state and foreign income and franchise tax returns and have paid or accrued all taxes shown as due thereon, and the Borrower has no knowledge of a tax deficiency which has been asserted or threatened against the Borrower.

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(u) Insurance. The Borrower is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Borrower reasonably believes to be prudent and customary in the businesses in which the Borrower is engaged. The Borrower has never been refused any insurance coverage sought or applied for, and the Borrower has no reason to believe that it will not be able to renew all existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers.

(v) Acknowledgment Regarding Lender. The Borrower acknowledges and agrees that the Lender is not acting as a financial advisor or fiduciary of the Borrower (or in any similar capacity) with respect to the Loan Documents and the transactions contemplated thereby and any advice given by Lender or any of their respective representatives or agents in connection with the Loan Documents and the transactions contemplated thereby is merely incidental to the Lender making the Loans. The Borrower further represents to the Lender that the Borrower’s decision to enter into this Agreement and the other Loan Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Borrower and its representatives.

(w) Foreign Corrupt Practices. Neither the Borrower nor, to the knowledge of the Borrower, no agent or other person acting on behalf of the Borrower, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) failed to disclose fully any contribution made by the Borrower (or made by any person acting on its behalf of which the Borrower is aware) which is in violation of law; or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act.

(x) Office of Foreign Assets Control. Neither the Borrower nor, to the Borrower’s knowledge, any director, officer, agent, employee or Affiliate of the Borrower, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and Borrower will not directly or indirectly use any proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to, its subsidiaries or to any affiliated entity, joint venture partner or other person or entity, to finance any investments in, or make any payments to, any country or person currently subject to any of the sanctions of the United States administered by OFAC.

(y) U.S. Real Property Holding Corporation. The Borrower is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Borrower shall so certify upon Lender’s request.

(z) Bank Holding Company Act. Neither the Borrower nor any of its Affiliates is subject to the Bank Holding Company Act of 1956, as amended (“BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (“Federal Reserve”). Neither the Borrower nor any of its Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Borrower nor any of its Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(aa) Money Laundering. The operations of the Borrower are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Borrower with respect to the Money Laundering Laws is pending or, to the knowledge of the Borrower, threatened.

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(bb) No Brokers. No brokers, finders or other similar advisory fees or commissions will be payable by the Borrower or any Subsidiary or by any of their respective agents with respect to the Loans or any of the other transactions contemplated by this Agreement or any other Loan Documents through any act of omission on the part of the Lender.

(cc) Representations. The representations and warranties of the Borrower contained in this Agreement, and the certificate(s) furnished or to be furnished to the Lender at the Closing, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Borrower acknowledges and agrees that the representations contained in Section 3.02 shall not modify, amend or affect the Lender’s right to rely on the Borrower’s representations and warranties contained in this Section 3.01 or elsewhere in this Agreement or any representations and warranties contained in any other Loan Document, or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

The Borrower acknowledges and agrees that the representations contained in Section 3.02 shall not modify, amend or affect the Lender’s right to rely on the Borrower’s representations and warranties contained in Section 3.01 of this Agreement or any representations and warranties contained in any other Loan Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

Section 3.02 Representations and Warranties of the Lender.

The Lender hereby represents and warrants as of the date hereof and as of the Closing Date to the Borrower as follows (unless as of a specific datet herein, in which case they shall be accurate as of such date):

(a) Authority; Organization. The Lender has full power and authority to enter into this Agreement and to perform all obligations required to be performed by it hereunder. If an entity, The Lender is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Loan Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Loan Documents and performance by the Lender of the transactions contemplated by the Loan Documents have been duly authorized by all necessary corporate or similar action on the part of the Lender. Each Loan Document to which it is a party has been duly executed by the Lender, and when delivered by the Lender in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Lender, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Lender Status. The Lender is an “accredited investor” as defined in Rule 501(a) under Regulation D of the Securities Act.

(c) Experience of The Lender. The Lender, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the Loan, and has so evaluated the merits and risks of making such a Loan. The Lender is able to bear the economic risk of making the Loan and, at the present time, is able to afford a complete loss of such Loan.

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(d) No Trading Market. The Lender acknowledges that there is currently no trading market for the Loans and that none is expected to develop for the Loans.

(e) Confidentiality. Other than to other Persons party to this Agreement and its advisors who have agreed to keep information confidential or have a fiduciary obligation to keep such information confidential, the Lender has maintained the confidentiality of all disclosures made to it in connection with the transaction (including the existence and terms of this transaction).

(f) Foreign Lender. If the Lender is not a United States person, the Lender represents that it has satisfied itself as to the full observance of the laws of its jurisdiction, including: (i) the legal requirements within its jurisdiction for the making of the Loans, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the making of the Loans. The Lender further represents that its making of any Loan will not violate any applicable securities or other laws of its jurisdiction.

(g) Information from Borrower. The Lender and its investment managers, if any, have been afforded the opportunity to obtain any information necessary to verify the accuracy of any representations or information presented by the Borrower in this Agreement and have had all inquiries to the Borrower answered, and have been furnished all requested materials, relating to the Borrower and the Loan and anything set forth in the Loan Documents. Neither the Lender nor the Lender’s investment managers, if any, have been furnished any transaction literature by the Borrower or any of its Affiliates, associates, or agents other than the Loan Documents, and the agreements referenced therein.

(h) Money Laundering. The operations of the Lender are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Money Laundering Laws, and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Lender with respect to the Money Laundering Laws is pending or, to the knowledge of the Lender, threatened.

(i) Office of Foreign Assets Control. Neither Lender nor, to the Lender’s knowledge, any director, officer, agent, employee, Affiliate of the Lender, is currently subject to any United States sanctions administered by OFAC; and such Lender has not obtained the funds to be remitted as Loans, directly or indirectly, from any country or person currently subject to any of the sanctions of the United States administered by OFAC.

(j) No Brokers. No brokers, finders or other similar advisory fees or commissions will be payable by the Borrower or any Subsidiary or by any of their respective agents with respect to the Loans or any of the other transactions contemplated by this Agreement or any other Loan Documents through any act of omission on the part of the Lender.

(k) Former Director employee incentive plan securities. The Lender approves and acknowledges that all Former Directors resigning pursuant to this Agreement shall have all securities issued to them under any employee incentive plan vest in full upon their resignation, notwithstanding any prior vesting schedule restrictions.

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The Lender acknowledges and agrees that the representations contained in Section 3.01 shall not modify, amend or affect the Borrower’s right to rely on the Lender’s representations and warranties contained in this Section 3.02 or elsewhere in this Agreement or any representations and warranties contained in any other Loan Document, or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV

NEGATIVE COVENANTS, EVENTS OF DEFAULT AND REMEDIES

Section 4.01 Negative Covenants. As long as any Loan remains outstanding, unless Lender shall have otherwise given prior written consent, the Borrower shall not, and shall not permit any of its Subsidiaries (if any) to, directly or indirectly:

(a) amend its organization documents, including, without limitation, its constitution, in any manner that materially and adversely affects any rights of Lender;

(b) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than (i) as required under the Loan Documents, (ii) repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Borrower, provided that such repurchases shall not exceed an aggregate of $25,000 for all officers and directors during the term of any Loan, (iii) repurchases of Common Stock or Common Stock Equivalents, pursuant to existing repurchase agreements, provided that such repurchases shall not exceed an aggregate of $25,000 during the term of any Loan, or (iv) shares of Common Stock and Common Stock Equivalents which do not vest or are otherwise forfeited, provided (in case of forfeiture) that such Common Stock and Common Stock Equivalents are not acquired for cash;

(c) incur, repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than Loans and other than regularly scheduled principal and interest payments or accruals as such terms are in effect as of the Closing Date, or make any singular payment exceeding $50,000 without prior approval by Borrower’s Board of Directors, other than the payment of those items intended by Section 5.01 of this Agreement; provided that (i) no Event of Default shall then exist or occur or exist by reason thereof, and (ii) if Borrower wishes to obtain any debt financing, including by way of loan or credit agreement, from any other Person (each, a “Subsequent Financing”) subsequent to the Closing Date, then Borrower shall specifically notify Lender of such Subsequent Financing, including (in reasonable detail) the material terms and provisions thereof, and Lender shall have a right of first refusal to accept and provide such Subsequent Financing on such terms and provisions for a period of up to thirty (30) days from its receipt of such notification, and whether or not such right of first refusal is exercised by Lender, such debt financing shall be permitted under this Agreement notwithstanding the foregoing;

(d) pay cash dividends or distributions on any equity securities of the Borrower; or

(e) enter into any material transaction with any Affiliate of the Borrower, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Borrower (even if less than a quorum otherwise required for board approval); or

(f) enter into any agreement with respect to any of the foregoing.

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Section 4.02 Events of Default. In this Agreement, an “Event of Default” means any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(a) any default in the payment or prepayment of the Payment Amount as and when the same shall become due and payable (whether on the Maturity Date, by acceleration or otherwise);

(b) subject to Section 5.05 below, any Lender Board Nominee shall have been removed as a member of the Board of Directors without the prior written consent of the Lender;

(c) the Borrower shall fail to observe or perform any other covenant or agreement contained in Loan Documents, and such failure remains uncured, if possible to cure, within the earlier to occur of (i) five (5) Business Days after notice of such failure sent by the Lender or by any other Lender to the Borrower and (ii) five (5) Business Days after the Borrower has become or should have become aware of such failure;

(d) a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under any other material agreement, lease, document or instrument to which the Borrower or any Subsidiary is obligated (and not covered by clause (g) below);

(e) any representation or warranty made in this Agreement or any other Loan Document is materially false or misleading, and such misrepresentation has a Material Adverse Effect;

(f) the Borrower or any Significant Subsidiary (as such term is defined in Rule 102(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

(g) the Borrower or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, capital lease, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (i) involves an obligation greater than $50,000, whether such Indebtedness now exists or shall hereafter be created, and (ii) results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default is not cured within any applicable grace period therefor;

(h) the Borrower shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of 40% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction); or

(i) a final non-appealable judgment by any competent court in Canada or the United States for the payment of money in an amount of at least $50,000 is rendered against the Borrower or any Subsidiary, and the same remains undischarged and unpaid for a period of 45 days during which execution of such judgment is not effectively stayed.

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Section 4.03 Remedies Upon Events of Default. If any Event of Default occurs, at the Lender’s election and demand the Default Amount shall become immediately due and payable in cash. In connection with any acceleration of Loans as described herein, Lender need not provide, and the Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder, and Lender shall have all rights as a creditor of Borrower until such time, if any, as the Lender receives full payment as provided herein. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

ARTICLE V

OTHER AGREEMENTS OF THE PARTIES

Section 5.01 Use of Proceeds. Borrower shall use the proceeds from the Loans hereunder for general corporate purposes, including but not limited to (for the avoidance of doubt) to finance the expense of a Qualified Public Equity Offering.

Section 5.02 Qualified Public Equity Offering. From the date of this Agreement until the earlier to occur of (i) the Maturity Date, and (ii) the repayment in full of all Loans in the Payment Amount (or, of an Event of Default shall have previously occurred, the Default Amount), Borrower will use its reasonable best efforts to consummate a Qualified Public Equity Offering as soon as practicable, and Lender shall cooperate with Borrower in connection therewith.

Section 5.03 Publicity. The Borrower and the Lender shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Borrower nor the Lender shall issue any such press release nor otherwise make any such public statement without the prior consent of the Borrower with respect to any press release of the Lender, or without the prior consent of the Lender with respect to any press release of the Borrower mentioning the Lender, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

Section 5.04 Indemnification of Lender. The Borrower shall indemnify, reimburse and hold harmless the Lender and its partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from: (i) any breach of any of the representations, warranties, covenants or agreements made by the Borrower in this Agreement or in the other Loan Documents and (ii) any action instituted against such Indemnitee in any capacity, or any of them or their respective Affiliates, by any stockholder of the Borrower who is not an Affiliate of such Indemnitee, with respect to any of the transactions contemplated by the Loan Documents (unless such action is based upon a breach of such Indemnitee’s representations, warranties or covenants under the Loan Documents or any agreements or understandings such Indemnitee may have with any such stockholder or any violations by such Indemnitee of state or federal securities laws or any conduct by such Indemnitee which results from the gross negligence or willful misconduct of the Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction).

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Section 5.05 Removal of Lender Board Nominees. Notwithstanding anything to the contrary in this Agreement, the Borrower shall have the right, upon written notice to the Lender, to remove and replace any or all of the Lender Board Nominees if any of the following occur:

a.	an initial Qualified Public Equity Offering does not occur within four (4) months of execution of this Agreement; or
b.	a second Qualified Public Equity Offering does not occur within twelve (12) months of execution of this Agreement; or
c.	this Agreement is terminated by mutual agreement of the parties.

Upon the Borrower exercising its right under Section 5.05 above, the affected Lender Board Nominees shall promptly resign from the Board of Directors, and the Borrower shall have the right to appoint replacements of its choosing, subject to compliance with applicable corporate governance and regulatory requirements. The removal of Lender Board Nominees pursuant to this section shall not affect any other rights, remedies, or obligations under this Agreement and shall not be deemed to be an Event of Default under this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.01 Fees and Expenses. The Borrower shall bear its own expenses incurred in connection with its negotiation, preparation, execution, delivery and performance of the Loan Documents, including, without limitation, reasonable attorneys’ and consultants’ fees and expenses relating to any amendments or modifications of the Loan Documents or any consents or waivers of provisions in the Loan Documents, and fees and costs of restructuring the transactions contemplated by the Loan Documents. When possible, the Borrower must pay these fees directly, including, but not limited to, any and all wire fees. In addition, on the Closing Date the Borrower shall cause to be paid to Lender’s counsel $20,000 on account of Lender’s legal expenses in connection with such negotiation, preparation, execution and delivery of the Loan Documents and conducting the Closing.

Section 6.02 Entire Agreement. The Loan Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect t o the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 6.03 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by or email:

if to Lender:

Bowery Consulting Group Inc.

405 5th Avenue S.

Naples, FL 34102

Attn: Adam V. Chambers

Email: achambers@corbocapital.com

with a copy to:

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036 Attn: Ross Carmel, Esq.

Email: rcarmel@srfc.law

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if to the Borrower:

Mixed Martial Arts Group Limited

Level 1, 29-31 The Corso

Manly, New South Wales, Australia, 2095

Attn: Nicholas Langton

Email: nick@trainalta.com

with a copy to:

Sheppard Mullin Richter & Hampton LLP

30 Rockefeller Plaza New York,

NY 10112 Attn: Jeffrey Fessler, Esq.

Email: jfessler@sheppardmullin.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

Section 6.04 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented, or amended except in a written instrument signed, in the case of an amendment, by the Borrower and the Lender or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 6.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Borrower may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Lender (other than by merger). The Lender may sell or assign any or all of its rights under this Agreement, and Loans, to any Person, provided that such transferee agrees in writing with the Borrower to be bound by the provisions of the Loan Documents that apply to the “Lender.”

Section 6.06 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto a nd their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

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Section 6.07 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Loan Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, USA, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Loan Documents (whether brought against a party hereto or its Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the federal and state courts sitting in the County of New York, New York, USA (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Loan Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. If any party shall commence an action or proceeding to enforce any provisions of the Loan Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

Section 6.08 Survival. The representations and warranties contained herein shall survive the Closing and each Loan Date.

Section 6.09 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format dataf ile, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

Section 6.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Section 6.11 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Loan Documents, whenever the Lender exercises a right, election, demand or option under a Loan Document and the Borrower does not timely perform its related obligations within the periods therein provided, then the Lender may rescind or withdraw, in its sole discretion from time to time upon written notice to the Borrower, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

Section 6.12 Replacement of Note. If Lender’s Note is mutilated, lost, stolen or destroyed, the Borrower shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Borrower of such loss, theft or destruction.

Section 6.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Lender and the Borrower will be entitled to seek specific performance under the Loan Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Loan Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

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Section 6.14 Payment Set Aside. To the extent that the Borrower makes a payment or payments to the Lender pursuant to any Loan Document or the Lender enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Borrower, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 6.15 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Loan Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Loan Documents or any amendments hereto.

Section 6.16 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 6.17 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Revolving Loan Agreement to be duly executed by their respective authorized signatories as of the date below.

Borrower:

MIXED MARTIAL ARTS GROUP LIMITED

By:
Name:	Nicholas Langton
Title:	Chief Executive Officer

Lender:

BOWERY CONSULTING GROUP INC.

By:
Name:	Adam V. Chambers
Title:	Principal

See following pages for:

Appendix A: Form of Revolving Note

Appendix B: Flow of Funds